Exhibit 23.3

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment No.1 to the Registration Statement on Form S-4 of our report dated May 25, 2006, relating to the 2005 consolidated financial statements of China Security & Surveillance Technology, Inc. and subsidiaries, and to the reference to our firm under the caption “Experts” in the Prospectus.

/S/ GHP HORWATH, P.C.
GHP HORWATH, P.C.
Denver, Colorado
November 7, 2006